UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 30, 2009

Grubb & Ellis Apartment REIT, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	000-52612	20-3975609
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1551 N. Tustin Avenue, Suite 300, Santa Ana, California		92705
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	714-667-8252

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

On September 30, 2009, we amended and restated our Share Repurchase Plan, or the Amended and Restated Share Repurchase Plan. The Amended and Restated Share Repurchase Plan, which will become effective on November 5, 2009, clarifies the criteria that we will use to determine a "qualifying disability," as such term is used in the Amended and Restated Share Repurchase Plan. In addition, the Amended and Restated Share Repurchase Plan provides that, in order to effect the repurchase of shares of our common stock, including shares of common stock held for less than one year, due to the death of a stockholder or a stockholder with a "qualifying disability," we must receive the written notice within one year after the death of the stockholder or the stockholder’s qualifying disability, as applicable (formerly, we required that such written notice be received within 180 days). Furthermore, the Amended and Restated Share Repurchase Plan provides that if there are insufficient funds to honor all repurchase requests, pending requests will be honored among all requests for repurchase in any given repurchase period, as follows: first, pro rata as to repurchases sought upon a stockholder’s death; next, pro rata as to repurchases sought by stockholders with a "qualifying disability"; and, finally, pro rata as to other repurchase requests. The Share Repurchase Request form has been revised to require stockholders to provide the reason for their repurchase request. The Share Repurchase Request form also has been revised to require stockholders requesting a repurchase of their shares to acknowledge and represent that our board of directors has the sole discretion to (1) determine if and when to repurchase shares, (2) amend, suspend or terminate the Amended and Restated Share Repurchase Plan, (3) determine which distributions, if any, constitute a special distribution, and (4) determine whether a stockholder has a "qualifying disability."

The foregoing description of the amendments to our Share Repurchase Plan reflected in the Amended and Restated Share Repurchase Plan is qualified in its entirety by reference to the Amended and Restated Share Repurchase Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein.

Item 7.01 Regulation FD Disclosure.

On or about October 2, 2009, we intend to distribute a stockholder letter regarding amendments to our Share Repurchase Plan, or the Stockholder Letter No. 1, to all stockholders of Grubb & Ellis Apartment REIT, Inc. The full text of the Stockholder Letter No.1 is attached as Exhibit 99.1 to this report and is incorporated by reference into this Item 7.01.

On or about October 2, 2009, we intend to distribute a stockholder letter regarding stockholder repurchase requests, or the Stockholder Letter No. 2, to certain stockholders of Grubb & Ellis Apartment REIT, Inc. The full text of the Stockholder Letter No. 2 is attached as Exhibit 99.2 to this report and is incorporated by reference into this Item 7.01.

The information furnished under this Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1 and 99.2, shall not be deemed to be "filed" for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Amended and Restated Share Repurchase Plan.

99.1 Grubb & Ellis Apartment REIT, Inc. Stockholder Letter No. 1 dated October 2, 2009.

99.2 Grubb & Ellis Apartment REIT, Inc. Stockholder Letter No. 2 dated October 2, 2009.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Grubb & Ellis Apartment REIT, Inc.

October 2, 2009	By:	/s/ Stanley J. Olander, Jr.

Name: Stanley J. Olander, Jr.
Title: Chief Executive Officer and President

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Amended and Restated Share Repurchase Plan
99.1	Grubb & Ellis Apartment REIT, Inc. Stockholder Letter No. 1 dated October 2, 2009
99.2	Grubb & Ellis Apartment REIT, Inc. Stockholder Letter No. 2 dated October 2, 2009